Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”), dated January 12, 2018, by and among PEGASUS LEGAL FUNDING, LLC ("Seller") and ASFI PEGASUS HOLDINGS, LLC ("Purchaser").

W I T N E S S E T H :

WHEREAS, as of the date hereof Seller is the record and beneficial owner of twenty (20%) percent of the issued and outstanding limited liability company interests (the “Company Membership Interests") of Pegasus Funding, LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, Seller, Purchaser and others are parties to the Limited Liability Company Operating Agreement of the Company, dated as of December 28, 2011 (the “Operating Agreement”), as amended by Term Sheets dated as of September 14, 2012 (the “9/14/12 Term Sheet”) and November 7, 2016 (the “Liquidation Agreement”), by and among Seller, Purchaser and others which provide, among other things, that Seller owns twenty (20%) percent of the Company Membership Interests and Purchaser owns eighty (80%) percent of the Company Membership Interests; and

WHEREAS, on the terms and conditions set forth herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Company Membership Interests owned by Seller.

NOW, THEREFORE, subject to the terms and conditions set forth herein, in consideration of the mutual promises and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Sale and Purchase of Company Membership Interests. Concurrently with the execution hereof, Seller shall sell, transfer and convey to Purchaser and Purchaser shall purchase from the Seller, all of the Company Membership Interests owned by Seller, free and clear of all liens, claims and encumbrances.

2.     Purchase Price. (a) In consideration of the sale of the Company Membership Interests by the Seller to the Purchaser, Purchaser shall pay the Seller the sum of One Million Eight Hundred Thousand ($1,800,000) Dollars (the “Purchase Price”) said amount representing fair market value of such membership interests.

(b)     Seller hereby directs Purchaser to pay the Purchase Price to Purchaser via wire transfer to PLF as set forth in the Settlement Agreement and Release executed simultaneously herewith and attached hereto as Exhibit “B” and in accordance with the wire instructions attached hereto. Upon payment of the Purchase Price by Purchaser to PLF, Seller releases Purchaser from all liabilities, claims and causes of action related to the payment of the Purchase Price.

3.       Closing.

(a)     The closing hereunder (the “Closing”) shall take place effective simultaneously with the execution of this Agreement.

(b)     At the Closing, the Seller shall deliver to the Purchaser:

(i)      counterpart of the membership interest assignment (the "Membership Interest Assignment") in the form attached hereto as Exhibit A; duly executed by Seller, pursuant to which Seller sells, transfers and assigns its Company Membership Interests to the Purchaser; and

(ii)     such other documents as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated hereby.

(c)     At Closing, the Purchaser shall deliver or cause to be delivered to Seller’s counsel, C&D:

(i)      The Purchase Price;

(ii)      counterpart of the Membership Interest Assignment, duly executed by the Purchaser; and

(iii)     such other documents as the Seller shall reasonably request in connection with the consummation of the transactions contemplated hereby.

4.      Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

(a)     The Seller is the legal, record and beneficial owner of its Company Membership Interests, free and clear of all liens, pledges, claims and encumbrances other than those, if any, created under the Operating Agreement.

(b)     The Seller has full right, power, authority and capacity to sell, transfer and deliver its Company Membership Interests in accordance with the terms of this Agreement and upon delivery thereof, as herein contemplated, the Purchaser will, subject to receipt of the consent of the Company, receive title to the Company Membership Interests being purchased, free and clear of all liens, claims and encumbrances.

(c)     This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

(d)     The Company Membership Interests being sold hereunder represent the entire ownership interest of the Seller in the Company. There is no pending proceeding and, to Seller’s knowledge, without inquiry, no person, entity or governmental authority has threatened to commence any proceeding against Seller or Owners or that affects the Seller’s ability to consummate the transaction contemplated hereby.

(e)     The Seller has incurred no liens in the two week period prior to Closing,

5.     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms.

6.     Notices.

Any notice provided for in this Agreement must be in writing and must be either personally delivered or sent by FedEx or other reputable overnight courier service (charges prepaid):

If to Purchaser:

ASFI Pegasus Holdings, LLC

210 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

Attention: Gary Stern

With a copy to:

Mandelbaum Salsburg P.C.

3 Becker Farm Road, Suite 105

Roseland, New Jersey 07068

Attention: Steven I. Adler, Esq.

If to Seller:

Pegasus Legal Funding, LLC

14 Wall Street, 6th Floor

New York, New York 10005

Attention: Max Alperovich/Alexander Khanas

With a copy to:

Cullen and Dykman LLP

100 Quentin Roosevelt Blvd.

Garden City, New York 11530-4850

Attention: Andrew Nitkewicz, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered or one business day after sent by FedEx or other reputable overnight courier service.

7.     Disclaimer. The Purchaser has not relied upon any representation, warranty, promise or assurance made by, or on behalf of the Seller with respect to the value of the Company’s assets, its income or business prospects or the value of the Company Membership Interests.

8.     Miscellaneous.

 (a)     Entire Agreement. Other than a settlement agreement and release executed simultaneously herewith and attached hereto as Exhibit “B”, this Agreement represents the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings between the Parties, whether oral or written, with respect thereto.

 (b)     Governing Law.      This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the Parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the Supreme Court of New York, New York County. The Parties hereto hereby accept the jurisdiction of such court for the purpose of any such action or proceeding and agree that said venue for any such action or proceeding is proper. Each of the Parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such court by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

 (c)     Amendments. This Agreement may not be amended except in a writing signed by each of the Parties hereto.

 (d)    Headings. The headings and captions contained in this Agreement are for convenience of reference only and shall have no bearing on the interpretation or enforcement of this Agreement.

 (e)    Severability. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

 (f)     Counterparts. This Agreement may be executed in counterparts, including electronic counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one and the same agreement.

(g)     Further Assurances. Each Party hereto agrees to execute and deliver all such other documents, instruments and agreements and to take all such other actions as the other Party hereto may reasonably request from time to time, without payment of further consideration, in order to effectuate or evidence the transactions contemplated hereby.

(h)     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

(i)     No Waiver. No waiver of any breach or default shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(j)     Interpretation. This Agreement was negotiated at arm's length by the Parties hereto and their respective counsel. This Agreement shall not be construed as having been "drafted" by any one Party and shall not be construed against any Party as a drafting Party.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Dated:   January 12, 2018

PEGASUS LEGAL FUNDING, LLC By: /s/ Alexander Khanas Name: Alexander Khanas Title: Member ASFI PEGASUS HOLDINGS, LLC By: /s/ Bruce Foster Name: /s/ Bruce Foster Title: CFO

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTERESTS

This Assignment of Membership Interests (this “Assignment”) is made as of the ___ day of January 2018 by and between Pegasus Legal Funding, LLC (“Assignor”) and ASFI Pegasus Holdings LLC (“Assignee”), in respect of Assignor’s limited liability company interests in Pegasus Funding, LLC (the "Company").

W I T N E S S E T H :

WHEREAS, Assignor is the owner of twenty percent (20%) membership interest in the Company; and

WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of January __, 2018 (the “Agreement”), by and among, among others, Assignor and Assignee, Assignor has agreed to sell, assign, transfer and deliver to Assignee, and Assignee has agreed to purchase and acquire from Assignor, all of Assignor’s right, title and interest in and to its entire membership interest in the Company (the “Assigned Interest”).

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.     Upon the terms and subject to the conditions of the Agreement, Assignor hereby sells, assigns, transfers and delivers to Assignee the Assigned Interest, free and clear of all liens, claims and encumbrances.

2.     Assignee hereby accepts the foregoing assignment and, upon the terms and subject to the conditions of the Agreement, assumes all of Assignor’s obligations and known liabilities under the Limited Liability Company Operating Agreement relating to the Assigned Interest.

3.     This Assignment shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the Parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the Supreme Court of New York, New York County. The Parties hereto hereby accept the jurisdiction of such court for the purpose of any such action or proceeding and agree that venue for any such action or proceeding is proper. Each of the Parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such court by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

4.     This Assignment is intended to be solely for the benefit of the Parties to this Assignment and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the Parties to this Assignment.

5.     This Assignment may not be amended except by an instrument in writing signed by the Parties to this Assignment.

6.     This Assignment may be executed in counterparts, including electronic counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one and the same agreement.

7.     All capitalized terms used but not defined herein have the meanings set forth in the Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

Dated:   January __, 2018

PEGASUS LEGAL FUNDING, LLC

By:______________________________

Name:____________________________

Title:_____________________________

ASFI PEGASUS HOLDINGS, LLC

By:______________________________

Name:____________________________

Title:_____________________________

PEGASUS FUNDING hereby

acknowledges the foregoing Assignment.

By: ASFI Pegasus Holding, LLC, Member

By:______________________________

Name:____________________________

Title:_____________________________

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